UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2018

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On August 8, 2018, Ecoark Holdings, Inc. (the “Company”) and its subsidiaries, Ecoark, Inc., Pioneer Products, LLC and Sable Polymer Solutions, LLC (“Sable”), entered into an asset purchase agreement (the “Purchase Agreement”) with Virterras Materials US LLC, a Delaware limited liability company (“Buyer”) for the key assets of the business of Sable, a compounder of recycled plastic (the “Transaction”).

The aggregate purchase price for the Purchased Assets shall be $1,500,000, subject to certain inventory adjustments (the “Purchase Price”). In addition to the Purchase Price, the Buyer will assume certain Seller's liabilities. The key assets purchased by the Buyer do not include Sable’s cash and accounts receivable.

The Purchase Agreement contains customary representations and warranties, closing conditions and indemnification provisions. The closing is expected to be completed by August 31, 2018. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release, dated August 13, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2018	ECOARK HOLDINGS, INC.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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